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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that we, the undersigned directors of Waban Inc., a Delaware corporation (the "Corporation"), which is to file with the Securities and Exchange Commission (the "Commission") under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements on Form S-8, or other appropriate form, for the registration of (i) up to 1,000,000 shares of Common Stock issuable under the Corporation's 1997 Stock Incentive Plan, and (ii) up to 2,500,000 shares of Common Stock initially issuable under the 1989 Stock Incentive Plan and, following expiration of the 1989 Stock Incentive Plan, the unissued balance of which will be issuable under the 1997 Stock Incentive Plan, hereby constitute and appoint Herbert J. Zarkin, Edward J. Weisberger, Sarah M. Gallivan and Mark G. Borden, and each of them, our true and lawful attorneys-in-fact and agents, with full power to them and each of them singly, to act for us and in our name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all of said Registration Statements and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, we have executed this Power of Attorney as of the 10th day of July, 1997.

/s/ Arthur F. Loewy
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Arthur F. Loewy

/s/ Lorne R. Waxlax
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Lorne R. Waxlax